Exhibit 99.2

Confidential | Privileged

Confidential | Privileged Background How many people remember Napster? 2 Considerations:  Napster is no longer available BUT  3x more illicit downloaders of media today than there were in 2001 Napster (i.e. 2001)  50 Million People  Principally USA Torrent (i.e. 2015)  140 Million People  Worldwide Platform Amount of Users Market

Confidential | Privileged Who is PeerLogix? 3 Peer Logix is a technology company tracking all Torrent files and Torrent networks worldwide using patent - pending software .  Torrent Data includes exchanges and downloads of music, movies , TV shows, games, ebooks and software .  Torrent information represents all entertainment content and segments while other data sources are specific to one discipline . Torrent : A file transfer protocol which enables users to upload and download large files on the internet from other users rather than from a central server .

Confidential | Privileged Why Torrent Matters? 4  Torrent traffic represents one of the most significant categories of internet usage .  With over 140 million active users , Torrent web traffic is double that of iTunes and YouTube combined .  Torrent Data contains a wealth of information on consumer preferences . Web 38% Netflix (Limited TV & Movie Selection) 22% Torrent (TV, Movie, Music, Books, Software) 22% YouTube (Short Videos, Limited Music) 8% iTunes (TV, Music, Movie) 3% Hulu 1% Other 6%

Confidential | Privileged Economies of Scale 5 Nielsen (i.e. Nielsen TV Ratings)  22,000 Metered TV Homes  Most Major Radio Stations  USA Torrent Data ( )  140 Million Homes  Television  Movies  Music  Video Games  Domestic & International Rentrak (i.e. Movie Theater Measurement )  25,000 Movie Theaters  17 Million Metered TV Homes  USA Company Media Type Markets

Confidential | Privileged  80% are between 18 and 44 years old*  Other age ranges, both younger and older, represented as well  Largely male*  58% earn between $30,000 - $100,000 per year*  Globally , typically from households in the top 75 percentile of income range for the respective country : >$35,000 in India, >$70,000 in US*  High credit ratings average >700 *  Hold college and often times graduate level degrees*  Globally, Torrent usage is approximately distributed as follows * *Source: Proprietary data and Centris Territory Millions of users USA 40 EU & Adjacent 57 China & Asia 29 India 14 Average Torrent User Runs Counter to P erceptions Proprietary Discovery: Average Torrent User is Highly Attractive to Advertisers Why Torrents Matter 6

Confidential | Privileged Business Model 7 Facebook (i.e. Facebook for business)  Advertisers (i.e. Brands)  1.4 Billion Facebook users  Advertisers (i.e. Brands)  140 Million Torrent users Twitter (i.e. Twitter Ads )  Advertisers (i.e. Brands)  300 Million Twitter users Company Client Type Audience  PeerLogix has built the link between the Torrent Community and Advertisers  Is this business model employed by other successful companies today?...Yes

Confidential | Privileged Making the Torrent Audience Tangible Confidential | Privileged Example - a company can discover the best artist to pair with a product while entering a foreign market (e.g. a CPG company can choose Arijit Singh to use in advertisements while entering the Indian market): 8  A comprehensive and simple to use client dashboard (SaaS) provides real time information for immediate decision making .

Confidential | Privileged Viability Confidential | Privileged 9  Will companies deploy valuable advertising dollars for access to the Torrent Audience?

Confidential | Privileged Capitalization 10  Listed on OTC : QB as LOGX  Capital Raises  March 2015 - $ 500 , 000  Priced at $ 0 . 50 plus 100 % warrant coverage exercisable at $ 0 . 60 for five years  August 2015 - $ 1 , 010 , 000  Priced at $ 0 . 60 plus 100 % warrant coverage exercisable at $ 0 . 72 for five years

Confidential | Privileged Business Model 11  Low fixed cost, non - capital intensive business model  SaaS subscription based dashboard  Estimated Annualized Revenues $ 25 , 000 - $ 100 , 000 per client  Pricing Schemes to accommodate customers across all industries

Confidential | Privileged Foundational Marketing Efforts 12  Investor Relations  Broad media coverage  Efforts focused to target small cap financial industry publications  Leveraging proprietary media content  Weekly and quarterly newsletters for investors and customers  Routinely produce periodicals  Organically build investor interest in the financial markets

Confidential | Privileged Financial Projections 13 FY2016E FY2017E Total Revenues Saas Analytics & Delivery $2,121,491 $9,918,993 Enterprise Clients $171,627 $1,980,000 Government Sales - - Total Gross Revenues $2,293,118 $11,898,993 Total Operating Costs $3,535,424 $5,633,131 EBITDA $1,242,305 $6,265,862

Why PeerLogix?

- PEERLOGIX is the first company using real-time Torrent Data to capture critical consumer consumption data and uncover market insights.
- PEERLOGIX tracks virtually all Torrent activity and catalogues the entirety of activity in a historical and proprietary database.
- PEERLOGIX provides clients a solution for identifying the best and most precise audiences for their brands and messages.
- PEERLOGIX enables clients to more effectively and efficiently direct advertising spend across television and radio.
- PEERLOGIX improves time to market with a real-time, always on solution for worldwide consumer knowledge.
- PEERLOGIX is the only source of media consumption data which is media and jurisdiction agnostic.

14 Confidential | Privileged PEERLOGIX

Confidential | Privileged Recent Developments  Financial  August, 17 th – Completed Reverse Merger  September, 17 th – 4.04:1 Forward Split  September, 23 rd – Began trading under LOGX 15  Business Development  Q4 – First paying customers  Q4 – Validating results from first LOGX advertiser client  Initiated sales efforts with preeminent sales firm, Corporate Rain International  Product Offerings  Q3 – Completed initial version of the LOGX Dashboard, the Company’s SaaS offering  Established partnership with Digital Advertising partners

Confidential | Privileged Recent Developments (cont.)  Intellectual Property (IP)  Two patents currently pending with USPTO (covering technology and business applications) 16  Media Content  Q4 – Began publishing routine periodicals highlighting emerging and valuable trends from the Torrent Community  Multiple television interviews from Management

Confidential | Privileged